First Trust Advisors L.P.
                 120 E. Liberty Drive, Suite 400
                    Wheaton, Illinois  60187


                         April 17, 2009


First Trust Portfolios L.P.
120 E. Liberty Drive, Suite 400
Wheaton, Illinois  60187


     Re:       The First Trust GNMA, Series 107

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
157684 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                          Sincerely,

                          First Trust Advisors L.P.



                          Ronda L. Saeli
                          Vice President